UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2007

River Rock Entertainment Authority
(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East
Geyserville, California	95441
(Address of principal executive offices)	(Zip Code)

(707) 857-2777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On January 31, 2007, the River Rock Entertainment Authority (the “Authority”) notified Dry Creek Casino, LLC, a Texas limited liability company (“DCC”), of its intention to exercise the “Buy-Out Option” pursuant to its Development and Loan Agreement (as amended, the “Development Agreement”) with DCC. Pursuant to the Buy-Out Option, the Authority will pay seventeen equal monthly installments of seven hundred thirty-seven thousand four hundred ninety-one dollars and eighteen cents ($737,491.18) beginning February 15, 2007 through June 15, 2008.   The Authority’s exercise of the Buy-Out Option effectively terminates the Development Agreement and any further obligations to pay the Credit Enhancement Fee to DCC.  The Credit Enhancement Fee was defined in the Development Agreement as twenty percent (20%) of the Authority’s net income before distributions to the Tribe plus depreciation and amortization plus annual interest on $25.0 million principal amount of the Authority’s 9-3/4% senior notes due 2011, less revenues from sales of alcoholic beverages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 5, 2007

River Rock Entertainment Authority

By:	/s/ David B. Wolfe
David B. Wolfe Chief Financial Officer